EXHIBIT 23.2




                              ACCOUNTANT'S CONSENT



The Board of Directors
Rappahannock Bankshares, Inc.

         We consent to the use of our report included herein in the Registration Statement filed on or about April 6, 1998, and to the reference to our firm under the heading "Experts" in the proxy statement prospectus.




Harrisonburg, Virginia                 /s/ S. B. Hoover & Company, L.L.P.
April 6, 1998